UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
June 7, 2013 (June 5, 2013)

Diversicare Healthcare Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-12996	62-1559667
(State or other jurisdiction of incorporation)	(Commission File Number)	(Employer Identification Number)

1621 Galleria Boulevard Brentwood, TN 37027-2926
(Address of principal executive offices)

(615) 771-7575
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

(a)    The Company's annual meeting of shareholders was held on June 5, 2013 at the Company's corporate offices. As of the record date, there were a total of 5,883,765 shares of Common Stock outstanding and entitled to vote at the annual meeting. At the annual meeting, 5,564,482 shares of Common Stock were represented in person or by proxy; therefore, a quorum was present.

(b)     Set forth below are the matters acted upon by the Company's shareholders at the annual meeting and the final voting results on each such matter.

(1)    The nominees named below were elected to serve as members of the Board of Directors of the Company for a three-year term until the 2016 annual meeting of shareholders and until their successors are duly elected and qualified, and the voting results were as follows:

Nominee	Votes For	Withheld	Broker Non-Votes
William C. O'Neil, Jr.	2,948,984	1,536,809	1,078,689
Robert Z. Hensley	2,956,888	1,528,905	1,078,689

(2)    The compensation paid to the Company's named executive officers was approved with the following voting results:

Votes For	Votes Against	Abstentions	Broker Non-Votes
2,926,962	1,547,582	11,249	1,078,689

(3)    A one year frequency of the advisory vote on the compensation of executive officers was approved by the shareholders, with the following results:

One Year	Two Years	Three Years	Abstentions	Broker Non-Votes
3,262,262	37,407	1,168,201	17,923	1,078,689

(4)    The selection of BDO USA, LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2013 was ratified, and the voting results were as follows:

Votes For	Votes Against	Abstentions
4,421,491	1,059,772	83,219

Item 8.01     Other Events.

At the annual meeting of shareholders held on June 5, 2013, management made a presentation regarding the Company which utilized the presentation attached as Exhibit 99.1 to this Form 8-K.

Note: The information in this presentation attached as exhibit 99.1 is furnished pursuant to Item 8.01 of Form 8-K and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

Number    Exhibit

99.1        Annual Shareholder Meeting Presentation - June 5, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Diversicare Healthcare Services, Inc.

By:    /s/ James R. McKnight, Jr.
James R. McKnight, Jr.
Chief Financial Officer

Date:    June 7, 2013